UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2012

SOUTHERN STAR CENTRAL CORP.

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(Exact name of registrant as specified in its charter)

Delaware	333-110979	04-3712210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4700 Highway 56, Owensboro, KY 42301		42301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (270) 852-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R.

 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange  Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On July 3, 2012, Southern Star Central Corp. (the “Company”) entered into a $65,000,000 four-year revolving credit agreement (the “Credit Agreement”) among several banks and other financial institutions or entities from time to time party to the Credit Agreement (the “Lenders”), and Royal Bank of Canada, as administrative agent (the “Administrative Agent”), pursuant to which the Lenders agree to make revolving credit loans (the “Revolving Loans”) to the Company which may be used to finance the working capital needs, capital expenditures, certain investments, share purchases, dividends and other general purposes of the Company and its subsidiaries.  The facility may be increased to a total in aggregate commitments of $100,000,000 upon mutual agreement by the Company and one or more Lenders.  Letters of credit (“Letters of Credit”) may be issued under the Credit Agreement as described below. Certain terms and conditions not defined below are defined in the Credit Agreement attached as Exhibit 10.1 and incorporated herein by reference.

Letters of Credit: The Credit Agreement provides for the issuance of Letters of Credit by the Administrative Agent or one or more other Lenders in an aggregate amount not to exceed $10,000,000 of the total facility.

Interest Rates and Fees: Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the  Company’s  option, either (a) an alternate base rate or (b) a rate based on the rates applicable for deposits in the interbank market for U.S. Dollars or the applicable currency in which the loans are made (the “Adjusted LIBO Rate”) plus an applicable margin.  The applicable margin for each Revolving Loan will be adjusted by reference to a grid based on the Company’s then current unsecured debt ratings.  Additionally, the Company will pay a commitment fee, calculated at a rate per annum determined in accordance with a commitment fee grid (the “Commitment Fee Grid”), on the average daily unused amount of the facility, payable quarterly in arrears, and certain fees with respect to Letters of Credit.  The Commitment Fee Grid sets forth the applicable rates based on tiered levels of such unused amount, as further set forth in the Credit Agreement.

Optional Prepayments and Commitment Reductions: Revolving Loans under the Credit Agreement may be prepaid and commitments may be terminated or reduced by the Company without premium or penalty (other than customary breakage costs).

Pledge of shares in OpCo and any other restricted subsidiaries: In connection with the Credit Agreement, and pursuant to a pledge agreement dated as of July 3, 2012 (the “Pledge Agreement”), among the Company,  Southern Star Central Gas Pipeline, Inc. (“OpCo”) and the Administrative Agent (attached hereto as Exhibit 10.2), the Company has pledged as collateral its equity interests in OpCo and any future Restricted Subsidiary (as defined in the Credit Agreement).

Restrictive Covenants and Other Matters: The Credit Agreement contains negative covenants that, subject to significant exceptions, limit the ability of the Company and its Restricted Subsidiaries to, among other things, (i) incur debt, (ii) engage in new lines of business, (iii) incur liens, (iv) engage in mergers, consolidations, liquidations and dissolutions, (v) dispose of substantially all of the assets of the Company and its subsidiaries, (vi) make investments, loans, advances, guarantees and acquisitions, (vii) make certain restricted payments and (viii) enter into transactions with affiliates. The Company must also comply on a quarterly basis with (a) a maximum Consolidated Capitalization Ratio of the Company of 0.65 to 1.0, (b) a maximum OpCo Capitalization Ratio of 0.50 to 1.0, and (c) a minimum Fixed Charge Coverage Ratio of 2.50 to 1.0, in each case measured with respect to the previous four consecutive fiscal quarters of the Company (or, if less, the number of full fiscal quarters subsequent to July 3, 2012).

Events of Default:  The Credit Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) (i) nonpayment of principal, (ii) nonpayment of interest, fees or other amounts, (iii) material inaccuracy of representations and warranties, (iv) violation of covenants, (v) cross-default to other material indebtedness, (vi) guarantees ceasing to be in full force or effect, (vii) bankruptcy or insolvency events, (viii) certain events arising under the Employee Income Retirement Security Act of 1974, as amended, (ix) material judgments and (x) a change of control as specified in the Credit Agreement.  If an event of default occurs, the commitments of the Lenders to lend under the Facility may be terminated and the maturity of the amounts owed may be accelerated.

This summary does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the Pledge Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Description

10.1

Revolving Credit Agreement, dated as of July 3, 2012, among Southern Star Central Corp., the lenders listed therein and Royal Bank of Canada, as Administrative Agent.

10.2

Pledge Agreement, dated as of July 3, 2012, among Southern Star Central Corp., Southern Star Central Gas Pipeline, Inc. and Royal Bank of Canada, as Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN STAR CENTRAL CORP. /s/ Susanne W. Harris
Date: July 6, 2012	Susanne W. Harris Chief Financial Officer and Treasurer

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Exhibit

Description

10.1

Credit Agreement, dated as of July 3, 2012, among Southern Star Central Corp., the lenders listed therein and Royal Bank of Canada, as Administrative Agent.

10.2

Pledge Agreement, dated as of July 3, 2012, among Southern Star Central Corp.,

Southern Star Central Gas Pipeline, Inc. and Royal Bank of Canada, as Administrative

Agent.

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